UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 20, 2012 (November 15, 2012)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35204	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Item 5.07        Submission of Matters to a Vote of Security Holders.

(a)        Vanguard Health Systems, Inc. (the “Company”) held its annual meeting of stockholders on November 15, 2012.

(b)        At the annual meeting, the stockholders (1) elected all of the Company’s Board of Director’s nominees for director, (2) ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013 and (3) approved an advisory resolution on the compensation paid to the Company’s named executive officers.

The final results of voting on each of the matters submitted to a vote are as follows:

1.         Election of directors

	FOR	WITHHELD	ABSTAIN	BROKER NON-VOTES

Michael A. Dal Bello	53,297,347	11,657,191	—	8,528,542
M. Fazle Husain	53,877,982	11,076,556	—	8,528,542

2.         Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

72,819,249	613,831	50,000	N/A

3.         Advisory vote on the compensation paid to the Company’s named executive officers

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

64,490,013	309,015	155,510	8,528,542

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

DATE:   November 20, 2012                           By: /s/ James H. Spalding
                                                                               James H. Spalding
                                                                               Executive Vice President, General Counsel and Secretary